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                                                     EXHIBIT 10(b)


The following amendment was made to the Registrant's 1988 Stock
Option Plan:

  Section 6(e) was amended by adding the following paragraph at the end thereof:

      The Committee may, with the consent of the Optionee, cancel any outstanding Option in consideration of a cash payment in an amount not in excess of the difference between the aggregate Fair Market Value (on the date of purchase) of the shares subject to the Option and the aggregate Option price of such shares.